UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

BLUE OWL CAPITAL CORPORATION III

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01345	84-4493477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 5, 2024, ORCC III Financing LLC (“ORCC III Financing”), a wholly owned subsidiary of Blue Owl Capital Corporation III, a Maryland corporation (the “Predecessor Equityholder”), Blue Owl Diversified Credit Advisors LLC (the “Predecessor Collateral Manager”), Blue Owl Credit Advisors LLC the “Successor Collateral Manager”), Societe Generale, as agent (the “Agent”) and swingline lender, each of the lenders party thereto and Blue Owl Capital Corporation (the “Successor Equityholder”) entered into Amendment No. 6 to Loan and Servicing Agreement and Omnibus Amendment to Certain Transaction Documents (the “Sixth Credit Facility Amendment”).

The Sixth Credit Facility Amendment amends the Loan and Servicing Agreement, dated as of July 29, 2021 (the “Original Closing Date”) (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Credit Agreement”) by and among ORCC III Financing, the Predecessor Equityholder, the Predecessor Collateral Manager, the Agent, State Street Bank and Trust Company, as collateral agent, Alter Domus (US) LLC, as collateral custodian, and the lenders party thereto to provide for, among other things, the Successor Equityholder to succeed the Predecessor Equityholder as equityholder and the Successor Collateral Manager to succeed the Predecessor Collateral Manager as collateral manager. The Sixth Credit Facility Amendment also provides for the Successor Equityholder to succeed the Predecessor Equityholder as “Seller” and the Successor Collateral Manager to replace the Predecessor Collateral Manager as collateral manager under the Sale and Contribution Agreement, dated as of the Original Closing Date, between the Company and ORCC III Financing and the other Transaction Documents (as defined in the Credit Agreement) other than the Retention Letter (as defined in the Credit Agreement) and the Credit Agreement. The amendments provided for in the Sixth Credit Facility Amendment will become effective upon completion of the mergers (the “Mergers”) contemplated by the Agreement and Plan of Merger dated as of August 7, 2024, among the Predecessor Equityholder, the Successor Equityholder, a wholly owned subsidiary of the Successor Equityholder, the Successor Collateral Manager and the Predecessor Collateral Manager pursuant to which the Predecessor Equityholder will merge with and into the Successor Equityholder. In connection with the Sixth Credit Facility Amendment, the Successor Equityholder has agreed to serve as “Retention Holder” for purposes of the EU and UK retention requirements upon completion of the Mergers.

The description above is only a summary of the material provisions of the Sixth Credit Facility Amendment and is qualified in its entirety by reference to a copy of the form of Sixth Credit Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 6 to Loan and Servicing Agreement, dated as of December 5, 2024, by and among ORCC III Financing LLC, as Borrower, Blue Owl Capital Corporation III, as Equityholder, Blue Owl Diversified Credit Advisors LLC, as Predecessor Collateral Manager, Blue Owl Credit Advisors LLC, as Successor Collateral Manager, the Lenders from time to time parties thereto, Société Générale, as Agent, Blue Owl Capital Corporation, as Successor Equityholder, the other Lender Agents parties thereto, State Street Bank and Trust Company, as Collateral Agent, and Alter Domus (US) LLC, as Collateral Custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Capital Corporation III

Dated: December 9, 2024	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer